EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 20, 2007, accompanying the financial statements and schedules of InterDigital Communications Corporation Savings and Protection Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation of said report in the Registration Statement of InterDigital Communications Corporation on Form S-8 (File No. 333-66626, effective August 2, 2001).

/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania June 27, 2007

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